7/18/97

                                    AGREEMENT

         AGREEMENT made as of the 1st day of January, 1997, by and between Blue Cross & Blue Shield of Rhode Island, a nonprofit hospital and medical service corporation organized under the laws of the State of Rhode Island, with an address at 444 Westminster Street, Providence, Rhode Island 02903 ("Blue
Cross"), and CareAdvantage Health Systems, Inc., a business corporation organized under the laws of the State of Delaware, with an address at 485-C Route 1 South, Iselin, New Jersey 08830-3037 ("CareAdvantage").

                              W I T N E S S E T H:

          WHEREAS,  Blue  Cross is a  nonprofit  hospital  and  medical  service
corporation  organized  for  the  purpose,   inter  alia,  of  underwriting  and
administering various hospital and medical service plans; and

          WHEREAS, CareAdvantage is a business corporation which provides various health care management services, including without limitation utilization review and medical management services, to third party payors and administrators of health benefit plans; and

          WHEREAS, CareAdvantage has previously provided and desires to continue to provide certain medical management services to Blue Cross, in connection with their existing and new health care plans and Blue Cross desires to enter into an agreement with CareAdvantage for the provision of such services; and

         WHEREAS, the parties hereto desire to set forth the terms and conditions of their agreement for the provision to Blue Cross by CareAdvantage of certain health care management services;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Term and Termination. (a) This Agreement shall commence on January 1, 1997 for a period to end no later than December 31, 1999 (the "Term").

          (b) This Agreement shall be terminable by either party without cause upon ninety (90) days' prior written notice.

          (c) This Agreement shall be terminable by either party for cause upon not less than twenty (20) days' prior written notice to the other party, setting forth in detail the cause, and providing that the agreement is to be terminated upon the expiration of twenty (20) days or such longer period which may be set forth in the notice, unless the condition giving rise to the cause is corrected within that time period. "Cause" shall include breach of the Agreement, the insolvency of either party, or the seeking by either party of protection under bankruptcy or receivership laws.

          (d) On or before September 1, 1999 the parties hereto shall meet for the purpose of discussing an extension of this Agreement on terms to be mutually agreed. Absent the mutual written agreement of the parties hereto to extend this Agreement on mutually acceptable terms, this Agreement shall terminate on December 31, 1999.

     2. Health Care Management Services. (a) During the Term hereof, CareAdvantage shall provide to Blue Cross, when requested by Blue Cross, certain care management services as more particularly specified herein and in Attachment I attached hereto and incorporated herein by reference for the purpose of assisting Blue Cross in the proper and effective administration of its health benefit programs (underwritten and administered) and in the reduction of inappropriate claims liability for its underwritten and administered health benefit plans.

          (b) During the Term, the services provided by CareAdvantage under this Agreement shall be supervised by Stephan D. Deutsch, M.D. or another physician with similar qualifications approved by Blue Cross, which approval shall not be unreasonably withheld; provided, however, that during the term hereof, Blue Cross may withdraw its approval of any physician providing supervisory services hereunder if Blue Cross reasonably determines that the supervisor is not providing effective supervision in a manner which is compatible with Blue Cross procedures, whereupon CareAdvantage shall remedy the supervisory problem to the satisfaction of Blue Cross or replace such supervisor with a supervisor approved by Blue Cross, with such action to be taken within ninety (90) days of a written request from Blue Cross. Dr. Deutsch (or such other physician) shall spend half time at Blue Cross in order to properly supervise the provision of such services.

          (c)  In  fulfilling  its   responsibilities   under  this   Agreement,
CareAdvantage shall provide at least three and one-half medical management physicians on a full-time equivalent basis: (i) one of which shall serve as the Medical Director for Blue Cross; (ii) one-half of which shall act as a Director responsible for the coordination of the provision of services which CareAdvantage shall provide in accordance with the terms of Section 2(b); (iii) two of which shall serve as Associate Medical Director and Physician Adviser to conduct utilization review and case reviews for Blue Cross as required under the terms of this Agreement; and (iv) such other physicians, nurses, experts, and other personnel, which individuals shall be employed by, or under contract to, CareAdvantage, as shall be necessary for CareAdvantage to perform its obligations under this Agreement.

          The Medical Director, Associate Medical Directors, and other physicians, individuals and/or entities employed by, or under contract to CareAdvantage to provide services under this Agreement shall in all respects be satisfactory to Blue Cross in its reasonable judgment, including in medical education, training, experience, judgment, and ability to effectively work with and relate to Blue Cross employees, physicians under contract with Blue Cross, and others in the medical community. The number, quality and performance of the physicians and other individuals and/or entities employed by, or under contract to, CareAdvantage to perform services hereunder shall be satisfactory to Blue Cross in its reasonable judgment and shall be as required for CareAdvantage to effectively and efficiently deliver such services.

          CareAdvantage shall ensure the timely availability of appropriate physicians, nurses and other personnel to provide the services under this Agreement, as well as the reasonable continuity of such physicians, nurses and personnel in order to provide stability to the medical management services being performed and to maximize efficiency and productivity.

          (d) In the performance of the utilization review services to be provided by CareAdvantage pursuant to the terms of this Agreement, CareAdvantage shall be responsible for recommending to Blue Cross what constitutes "medically necessary" treatment and services, "medically indicated" treatment and services, "emergency" treatment and services, "urgent care" and "experimental" and/or "investigational" treatment and services, as such terms are defined by Blue Cross pursuant to its contracts, administrative policies and rules and regulations, and for recommending other medical determinations required to properly perform utilization review and case management functions and the other services, and in order to allow Blue Cross to determine whether benefits are payable under health benefit plans administered or underwritten by Blue Cross. Notwithstanding anything to the contrary contained in this Section 2(d), it shall be Blue Cross' determination, and not CareAdvantage's determination, as to whether benefits are payable under any Blue Cross underwritten or administered health benefit plans. In making such determination of whether benefits are payable under health benefit plans administered or underwritten by Blue Cross, Blue Cross may rely upon CareAdvantage's determinations of what constitutes "medically necessary" treatment and services, "medically indicated" treatment and services, "emergency" treatment and services, and upon CareAdvantage's determinations on other matters within the scope of its responsibilities to provide services pursuant to and in accordance with the terms of this Agreement.

          As a  part  of the  utilization  review  services  to be  provided  by
CareAdvantage pursuant to the terms of this Agreement, CareAdvantage is responsible for conducting a periodic formal program for training, on-going monitoring, and evaluation of the performance of all staff physicians involved in all levels of the review process. Included as part of the training shall be orientation in the principles and procedures of utilization review, Utilization Review Accreditation Committee Standards, National Committee for Quality Assurance, and peer review.

          CareAdvantage shall meet regularly with the management of the Health Benefits Management Department of Blue Cross and appropriate senior management to provide guidance on the use of staff and resources of the Health Benefits Management Department to implement agreed upon utilization management strategies and to provide proposals for CareAdvantage to effect reductions in per member claims liability. The utilization management strategies and proposals made by CareAdvantage must be reasonable and consistent with Blue Cross contracts, policies and procedures. In the event that CareAdvantage determines that Blue Cross has failed to take action with regard to utilization review, case management, and/or a health care management proposal in a way so as to refuse to adopt the recommendation of CareAdvantage, or dilute, alter, or materially change the recommendation of CareAdvantage, and CareAdvantage determines that the result of such action or inaction by Blue Cross is that the measurement of CareAdvantage's performance for purposes of compensation under this Agreement is materially and adversely affected, CareAdvantage shall so notify Blue Cross in writing, and if Blue Cross does not alter or change its utilization review, case management, and health care management policies in a manner which CareAdvantage determines, in good faith, is reasonably acceptable to CareAdvantage, then CareAdvantage shall have the right to terminate this Agreement by giving Blue Cross ninety (90) days' prior written notice of such termination.

          (e) Hiring of Employees. The parties agree that they shall not, except with the prior written consent of the other, employ or contract with any person employed by the other then or within the preceding twelve months who was directly or indirectly involved in the performance of this Agreement. This restriction against hiring shall remain in effect for the life of this Agreement and one (1) year thereafter.

          (f) Utilization Review Restrictions. Notwithstanding anything to the contrary contained in this Agreement, Blue Cross does not intend to utilize CareAdvantage to provide first level utilization review services. Rather, Blue Cross intends to contract with individual physicians to provide such services. Accordingly, CareAdvantage shall not provide first level utilization review services hereunder unless and until so directed by Blue Cross in writing, whereupon the parties will adjust the compensation under this Agreement to reflect the termination of the physicians providing first level review under contract to Blue Cross.

     3. Nature of Relationship. (a) The parties hereto recognize that the relationship established by this Agreement is purely contractual in nature, that such parties are independent contractors, and that this Agreement does not establish a joint venture, partnership, or other arrangement pursuant to which such parties shall share profits or losses or shall be bound to pay or perform the obligations of the other party. Neither party hereto shall be authorized to act as an agent or representative for the other party hereto unless expressly authorized in writing for each such purpose, and then only to the extent so authorized. Neither party hereto may bind the other party in any respect, except as previously authorized in writing signed by such party to be bound, and then only to the extent expressly so authorized, and neither party hereto may hold itself out to or represent to third parties that such party has the power or authority to bind the party hereto, and any such purported representations shall be null and void and of no further force and effect. Neither party hereto may represent to any third party that the subject of this Agreement constitutes a partnership, joint venture, or other risk-sharing arrangement or that any party hereto is liable or responsible for the obligations of the other party hereto. For all purposes hereof, Blue Cross and CareAdvantage shall be deemed to be independent contractors, and neither party hereto shall be responsible for the acts or omissions of the other party.

          (b) Each party hereto recognizes and acknowledges that it makes no representation regarding, and assumes no responsibility for, the quality of health care services provided by providers under any health benefit plan underwritten or administered by Blue Cross, and that neither party hereto has any control over the kind and quality of health care services provided by providers pursuant to health benefit plans administered or underwritten by Blue Cross.

     4.   Compensation.   Effective   January  1,  1997  Blue  Cross  shall  pay
CareAdvantage   for  its  services  under  this  Agreement  in  accordance  with
Attachment II, attached hereto and incorporated herein by reference.

     5. Adjustments to Services and Compensation. The parties acknowledge that the managed care business is continuously changing, and that during the Term it may be desirable to reconfigure the services provided by and to adjust the compensation payable to CareAdvantage under this Agreement. The parties agree to negotiate such matters in good faith, provided, however, that in the event they are unable to agree, either party may terminate this Agreement without cause pursuant to Section 1(b).

     6. Warranties and Representations. (a) CareAdvantage warrants and represents to Blue Cross as follows, such warranties and representations to be true as of the date hereof and during the Term hereof and any extension thereof:

          (i) CareAdvantage is duly organized, validly existing, and in good standing under the laws of its state of organization and incorporation, and is qualified to do business in all states where such business qualification is required, including without limitation, Rhode Island;

          (ii) CareAdvantage is duly licensed as a utilization review agent in the State of Rhode Island, such Rhode Island license is valid, in full force and effect, and has not been suspended or revoked, and CareAdvantage is not the subject of any pending disciplinary or administrative proceedings pertaining to such license not disclosed to Blue Cross, and to its knowledge, CareAdvantage has otherwise taken all action to comply with all applicable laws, rules and regulations pertaining to acting as a utilization review agent in Rhode Island;

          (iii) CareAdvantage is in compliance with all applicable federal, state and local laws, rules and regulations required or necessary in order to allow CareAdvantage to perform its obligations pursuant to this Agreement.

          (iv) CareAdvantage does not now have any material lawsuits, administrative actions, claims, grievances, or other legal actions pending against it which, if adversely determined, would materially impair its ability to perform its obligations under this Agreement;

          (v) There are no actions, pending or threatened, against CareAdvantage, and there are no conditions which are threatened or, to its knowledge, exist, including actions by regulatory authorities, relating to the obligations of CareAdvantage set forth in this Agreement, which, if they came to pass or continue would result in CareAdvantage being in default hereunder or would materially impair CareAdvantage's ability to perform its obligations under this Agreement; and

          (vi) CareAdvantage is adequately capitalized and has the financial and personnel resources to perform its obligations under this Agreement, and all of its employees or parties with whom it contracts who will provide services under the terms of this Agreement are or shall be duly qualified, licensed where required, and otherwise competent and able to effectively perform the services and responsibilities of CareAdvantage as required under this Agreement.

          (b) Blue Cross warrants and represents to CareAdvantage as follows, such warranties and representations to be true as of the date hereof and during the Term hereof:

          (i) Blue Cross is duly organized, validly existing, and in good standing under the laws of its state of organization and incorporation, and is qualified to do business in all states where such business qualification is required, including without limitation, Rhode Island;

          (ii) Blue Cross is duly licensed as a nonprofit hospital and medical service corporation and a utilization review agent in the State of Rhode Island, such licenses are valid, in full force and effect, and have not been suspended or revoked, and Blue Cross is not the subject of any pending disciplinary or administrative proceeding pertaining to such licenses not disclosed to CareAdvantage, and to its knowledge, Blue Cross has otherwise taken all action to comply with all applicable laws, rules and regulations pertaining to acting as a nonprofit hospital and medical service corporation and a utilization review agent in Rhode Island;

          (iii) Blue Cross is in compliance with all applicable federal, state and local laws, rules and regulations required or necessary in order to allow Blue Cross to perform its obligations pursuant to this Agreement;

          (iv) Blue Cross does not now have any material lawsuits, administrative actions, claims, grievances, or other legal actions pending against it which, if adversely determined, would materially impair its ability to perform its obligations under this Agreement;

          (v) There are no actions, pending or threatened, against Blue Cross, and there are no conditions which are threatened or, to its knowledge, exist, including actions by regulatory authorities, relating to the obligations of Blue Cross set forth in this Agreement, which, if they came to pass or continue would result in Blue Cross being in default hereunder or would materially impair Blue Cross' ability to perform its obligations under this Agreement; and

          (vi) Blue Cross is adequately capitalized and has the financial and personnel resources to perform its obligations under this Agreement.

     7. Insurance. (a) Each party hereto shall obtain and maintain throughout the Term of this Agreement appropriate policies of insurance, as shall protect the named insured and the other party hereto from claims of bodily injury, death or property damage that may arise from any activities of either party hereto, or their respective agents, servants or employees associated with this Agreement. Such policies shall provide coverage for worker's compensation, comprehensive general liability, vehicular and all-risk property insurance, and "errors and omissions" liability insurance, and in the case of CareAdvantage only, professional liability (i.e., malpractice) insurance, all such insurance having such limits and deductibles, and upon such terms and conditions, as are common and customary for comparable contracts, and all such coverage and such carriers providing coverage to be mutually acceptable to the parties. A duplicate original of each policy and certificate of renewal of each policy required under this Section 7 shall be given to the party upon request. Each of the policies of insurance shall include provisions naming the other party as one of the insured and shall deny to the insured rights of subrogation against the other party (provided such provisions are reasonably obtainable without invalidating the insurance so provided or disproportionately increasing the premiums therefore); provided, however, that in no event shall one party be required to maintain an insurance policy with a waiver of subrogation provision if the other party is not able to procure such waiver of subrogation provision in its insurance policy of the same type. The parties hereto each shall exercise good faith, and diligent efforts, to ensure that such parties' policies of insurance as required hereunder shall contain the aforesaid waiver of subrogation provisions.

          (b) The policies of insurance required to be maintained by the parties under this Agreement shall be noncancelable and nonamendable unless notice in writing is given to the other party not less than ten (10) days prior to the effective date of any cancellation or amendment (but such notice shall not limit the continuing obligations to maintain insurance pursuant to this Agreement). If any such policy of insurance is a claims made policy and not an occurrence policy, either appropriate claims made or tail insurance shall be maintained in full force for that period of time, after termination of this Agreement, required under applicable law to continue to provide insurance protection to both parties pursuant to this Agreement, with respect to occurrences prior to the termination of this Agreement.

     8. Indemnification. (a) CareAdvantage hereby indemnifies, exonerates and holds harmless Blue Cross from and against any claim, loss, cost, damage, expense or other liability arising out of the performance by CareAdvantage of services under this Agreement, excepting only liability attributable to the willful misconduct or the willful, wanton or reckless failure by Blue Cross, its agents, servants, employees or independent contractors engaged by Blue Cross (but not CareAdvantage) to perform their respective obligations under this Agreement or Blue Cross' negligence or the negligence of Blue Cross' agents, servants, employees or independent contractors engaged by Blue Cross (but not CareAdvantage); provided, however, that if such negligence is attributable in part to CareAdvantage or its agents, servants, employees, or independent contractors engaged by CareAdvantage and in part to Blue Cross or its agents, servants, employees or independent contractors engaged by Blue Cross (but not CareAdvantage), Blue Cross shall be entitled to indemnification by CareAdvantage under this Section 8. If the attribution of negligence on a comparative basis is not made by a court of competent jurisdiction for any reason, including without limitation, because such claim is settled by the parties involved, then the determination of respective fault, if any, shall be made by an arbitrator mutually acceptable to Blue Cross and CareAdvantage. This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in and in connection with any such claim or liability, and proceedings brought thereunder, and the reasonable cost of the defense thereof with legal counsel reasonably acceptable to Blue Cross. Notwithstanding anything herein to the contrary, this Section 8 is not intended to obligate CareAdvantage to compensate Blue Cross for claims for medical services that Blue Cross is contractually obligated to pay.

          (b) Blue Cross hereby indemnifies, exonerates and holds harmless CareAdvantage from and against any claim, loss, cost, damage, expense or other liability arising out of an act (or a failure to act) by Blue Cross contemplated by or arising under this Agreement, excepting only liability attributable to the willful misconduct or the willful, wanton or reckless failure by CareAdvantage, its agents, servants, employees or independent contractors engaged by CareAdvantage (but not Blue Cross) to perform their respective obligations under this Agreement or CareAdvantage's negligence or the negligence of CareAdvantage's agents, servants, employees or independent contractors engaged by CareAdvantage (but not Blue Cross); provided, however, that if such negligence is attributable in part to Blue Cross or its agents, servants, employees, or independent contractors engaged by Blue Cross (but not CareAdvantage) and in part to CareAdvantage or its agents, servants, employees or independent contractors engaged by CareAdvantage, CareAdvantage shall be entitled to indemnification by Blue Cross under this Section 8. If the attribution of negligence on a comparative basis is not made by a court of competent jurisdiction for any reason, including without limitation, because such claim is settled by the parties involved, then the determination of respective fault, if any, shall be made by an arbitrator mutually acceptable to CareAdvantage and Blue Cross. This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in and in connection with any such claim or liability, and proceedings brought thereunder, and the reasonable cost of the defense thereof with legal counsel reasonably acceptable to CareAdvantage.

          Unless such claim or liability results from the willful misconduct of or the willful, wanton or reckless failure by Blue Cross or its agents, servants, employees or independent contractors engaged by Blue Cross (and not by CareAdvantage) to perform their respective obligations under this Agreement (in which case no such maximum or aggregate amount shall obtain) this indemnity agreement shall in each instance be limited by and shall not exceed the aggregate amount equal to the amount of the proceeds of insurance available to satisfy the obligations of Blue Cross under this indemnity agreement.

          (c) In no event shall either party hereunder be liable to the other for lost profits or punitive damages on account of a default under this Agreement or otherwise; provided, however, that the scope of the indemnification provided by each party hereto may require the indemnitor hereunder to compensate the indemnitee hereunder for damages which include punitive damages or lost profits awarded to or incurred by a third party.

          (d) An indemnitee entitled to indemnification under this Section 8 shall give notice to the indemnitor of a claim or other circumstances likely to give rise to a request for indemnification promptly after the indemnitee becomes aware of the same. An indemnitor shall be afforded the opportunity to undertake the defense of and to settle by compromise or otherwise any claim for which indemnification is available under this Section 8, with legal counsel approved by the indemnitee (which approval shall not be unreasonably withheld or delayed). If an indemnitor so assumes the defense of any claim, the indemnitee may participate in such defense with legal counsel of the indemnitee's selection and at the expense of the indemnitee. If the indemnitor, prior to the expiration of twenty (20) days after receipt of notice of a claim by the indemnitee under this Section 8, has not assumed the defense thereof, the indemnitee may thereupon undertake the defense thereof on behalf of, and at the risk and expense of, the indemnitor, with all reasonable costs and expenses of such defense to be paid by the indemnitor. No compromise or settlement of any such claim shall be made without the prior consent in writing of the indemnitee.

     9. Notice of Certain New Business. During the term hereof, CareAdvantage shall provide Blue Cross with prior notice, in the manner hereinafter provided, before CareAdvantage provides any consulting services for the benefit of any entity engaged in the health care industry (a "Health Care Entity"). In the event that such Health Care Entity engages or conducts, directly or indirectly, business in the States of Rhode Island or Massachusetts (a "Competitor Entity"), CareAdvantage shall provide Blue Cross with one hundred (100) days' prior written notice prior to providing services to such Competitor Entity. In the event that such entity is not a Competitor Entity, CareAdvantage shall provide Blue Cross with fifteen (15) business days' prior written notice prior to providing services to such entity. It is the intention of Blue Cross not to continue in a business relationship with CareAdvantage in the event CareAdvantage provides services to a Competitor Entity. Accordingly, within ten
(10) business days after the receipt of either of the aforesaid notices, Blue Cross shall notify CareAdvantage whether it considers such Health Care Entity to be a Competitor Entity, whether or not designated a Competitor Entity by CareAdvantage, and in the event Blue Cross determines such Health Care Entity to be a Competitor Entity, whether or not Blue Cross intends to terminate this Agreement on ninety (90) days' prior written notice, as allowed under Section 1(b) hereof. In no event shall CareAdvantage be required to give notice to Blue Cross in the event it intends to provide services to a licensee of the Blue Cross Blue Shield Association, provided, however, that CareAdvantage shall be required to give notice in the manner required for a Competitor Entity in the event that such Health Care Entity is a subsidiary or affiliate of such licensee of the Blue Cross Blue Shield Association, and such subsidiary or affiliate conducts or engages in business, directly or indirectly, in the States of Rhode Island or Massachusetts.

     10. Confidentiality. (a) Blue Cross and CareAdvantage have executed a Nondisclosure Agreement governing the handling of "Proprietary Information" between the parties, as such term is defined in the Nondisclosure Agreement. The Nondisclosure Agreement between the parties, a copy of which is attached hereto as Attachment III and incorporated herein by reference, shall continue to govern the obligations of the parties with regard to Proprietary Information.

          (b) Should Blue Cross enter into a contract with a vendor other than CareAdvantage to manage a discrete segment of its business that is not managed by CareAdvantage, then CareAdvantage will enter into a confidentiality agreement with that vendor similar to the confidentiality agreement Blue Cross has with the vendor.

     11. Third-Party Beneficiaries. No individuals or entities are intended by the parties hereto to be third-party beneficiaries to this Agreement, and this Agreement shall not be construed or interpreted to confer rights or benefits on any third-party and shall not be enforceable by any entity not a party to this Agreement.

     12. Further Contracts. The decision by Blue Cross to enter into this Agreement with CareAdvantage shall not be construed or interpreted by CareAdvantage as the intention of Blue Cross to enter into any other contract with CareAdvantage for any other services, during the Term or following the termination of this Agreement, and the parties hereto expressly acknowledge that Blue Cross has no obligation to enter into any further contract or agreement with CareAdvantage for the provision of any services, either during the Term or following the termination of this Agreement. CareAdvantage is not authorized to make representation to, and shall not make representation to, any third party that Blue Cross has any obligation to enter into any other contract with CareAdvantage either during the Term or following the termination of this Agreement.

     13. Rights to Proprietary Data. (a) The parties hereto acknowledge that Blue Cross has entered into a license agreement with Milliman & Robertson, Inc. ("M&R") pursuant to which Blue Cross has licensed from M&R certain Health Care Management Guidelines for use by medical personnel in managing health care delivery systems (the "M&R Guidelines"). The parties further acknowledge that CareAdvantage has provided certain services to Blue Cross with regard to modification of the M&R Guidelines, including meeting with physicians and proposing and drafting modifications to the M&R Guidelines. CareAdvantage hereby agrees that it has no right, title, or interest in the M&R Guidelines, and that the M&R Guidelines are the property of Blue Cross, subject to the rights of M&R under the license agreement between Blue Cross and M&R for the M&R Guidelines, and CareAdvantage hereby forever remises, releases, and relinquishes any interest, right, claim, or title in the M&R Guidelines, in any form whatsoever, including as such M&R Guidelines may have been modified with the assistance of CareAdvantage. Notwithstanding anything to the contrary contained in this
Section 13(a), this Agreement shall not limit CareAdvantage from entering into any separate licensing agreement with M & R or with any other licensor of health care delivery products, nor shall it prevent CareAdvantage from making any modification to any such separately licensed product, whether with M & R or with any other licensor of health care delivery products.

          (b) CareAdvantage further hereby acknowledges and agrees that it has, and shall have, no right, title or interest in any other manuals, instructions, treatment protocols, critical path guidelines, materials, guidelines, studies, analysis, case management programs, processes, procedures, modifications, operating codes, methods of access, or access codes, produced or developed by CareAdvantage and provided for the use or benefit of Blue Cross and/or its subscribers or providers as part of the services provided by CareAdvantage, or as part of any other services provided by CareAdvantage under this Agreement (collectively, the "Work Product"), and that all such Work Product shall be the property of Blue Cross. CareAdvantage shall have no right, title or interest in such Work Product, unless (i) CareAdvantage has rights to such Work Product pursuant to a valid, previously-existing patent, trademark, copyright, or license, and then only to the extent of such patent, trademark, copyright, or license, (ii) CareAdvantage shall have notified Blue Cross in writing prior to the creation of such Work Product setting forth in detail the existence of such patent, trademark, copyright, or license, and the proposed use of such patented, trademarked, copyrighted or licensed material (hereafter referred to as "CareAdvantage Protected Material") in any such Work Product, and (iii) Blue Cross and CareAdvantage shall have agreed in writing in advance as to the respective rights of Blue Cross and CareAdvantage to any Work Product which would or could contain any such CareAdvantage Protected Material. Notwithstanding anything to the contrary contained in this Section 13(b), "Work Product" shall not be deemed to include (i) information (regardless of the medium in which maintained), which is or becomes generally available to the public, other than as a result of the disclosure thereof by CareAdvantage, its agents or representatives, or (ii) information in any medium which is made available to CareAdvantage on a non-confidential basis by a third party not bound by a confidentiality agreement with or under an obligation of confidentiality to Blue Cross.

     14. Interpretation and Amendments. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior representations and understanding, whether oral or written. Any changes, amendments, or alterations hereto shall not be effective unless agreed upon in writing signed by authorized representatives of the parties hereto.

     15. Notices. Any notices required to be given under this Agreement shall be by certified mail, return receipt requested. Notice shall be directed to the parties at the addresses listed below, or such other addresses as the party may designate by written notice.

         If to Blue Cross:             Blue Cross & Blue Shield
                                                 of Rhode Island
                                                444 Westminster Street
                                                Providence, RI 02903
                                                Attention: Chief Medical Officer

     With a copy to:       Elia Germani, Esq.
                                           General Counsel
                                           Blue Cross & Blue Shield
                                             of Rhode Island
                                           444 Westminster Street
                                           Providence, RI 02903

                       and                 John M. Boehnert, Esq.
                                           Partridge, Snow & Hahn
                                           180 South Main Street
                                           Providence, RI 02903

          If to CareAdvantage:             Thomas Reilly
                                           President and Chief Executive Officer
                                           CareAdvantage Health Systems, Inc.
                                           485-C Route 1 South
                                           Iselin, NJ 08830-3037

          With a copy to:         President and Chief Executive Officer
                                           CareAdvantage, Inc.
                                           485-C Route 1 South
                                           Iselin, NJ 08830-3037

     16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (if permitted), and this Agreement shall not be assigned, except by prior written agreement of the other party hereto, which agreement may be withheld in such party's absolute and sole discretion. Any purported assignment in violation of this Section 16 shall be null and void and of no further force and effect.

     17. Waiver. A waiver of any breach of this Agreement by any party hereto shall not be construed to be a continuing waiver for a similar breach.

     18. Severability. In the event that any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too broad a range of activities or in too large a geographic area, such provision shall be interpreted to extend only after the maximum period of time, range of activities or geographic areas to which it may be enforceable.

     19. Governing Law. This Agreement has been negotiated, entered and delivered in Rhode Island, is intended to be performed primarily in Rhode
Island, and this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Rhode Island. CareAdvantage hereby irrevocably consents to the jurisdiction of the state and federal courts in the State of Rhode Island for the adjudication of all rights and remedies pursuant to the terms of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their representatives thereunto duly authorized on the day and date first above written.

                                              Blue Cross & Blue Shield
                                               of Rhode Island

                                              By:_______________________________

                                              Its duly authorized_______________

                                              CareAdvantage Health Systems, Inc.

                                              By:_______________________________

                                                 Stephan D. Deutsch, M.D.
                                                 Senior Vice President and
                                                 National Medical Director

                                                                   ATTACHMENT I.

                          CAREADVANTAGE HEALTH SYSTEMS
                         Health Care Management Services
                       January 1997 through December 1999

The services to be provided during the term of this Agreement shall include the following health care management services:

Health Care Management Services

-- CareAdvantage will provide physician and administrative support to review and develop Blue Cross medical policies, interpret benefits, assist with general provider relations, assist with Blue Cross quality management, and assist with other general Blue Cross business.

-- CareAdvantage will provide physician and administrative support to develop, delineate the use of, credential and provide quality control for different levels of care.

-- CareAdvantage will provide physician and administrative support to accomplish preauthorization, concurrent review, retrospective review, and case management of medical and surgical admissions and inpatient days within Blue Cross's service area.

-- CareAdvantage will analyze out of state utilization and develop, along with Blue Cross, strategies for enhanced utilization management of these cases. Blue Cross will support CareAdvantage data requirements for analysis and implementation of initiatives.

-- CareAdvantage will continue to develop, in conjunction with Blue Cross Specialty Advisory Committees, new admission and length of stay guidelines, revise previously established guidelines as necessary and assist in the development of specific treatment guidelines (e.g., for community acquired pneumonia) as indicated by ongoing data analysis and the implementation of new disease management programs.

-- CareAdvantage will conduct periodic audits of specific services provided by the Health Benefits Management Department and, collaboratively with the department, develop a work plan to enhance the effectiveness of these services such as general utilization management and case management for catastrophic and high risk patients.

-- CareAdvantage will conduct continuing inservice programs for Blue Cross personnel regarding issues concerning utilization and case management including treatment of specific diseases, use of levels of care and as requested by the client in conjunction with the institution of new programs. CareAdvantage will also participate with Blue Cross in dissemination of new information to hospitals regarding these issues.

-- CareAdvantage will assist Blue Cross in the development of specific "real-time" daily case management reports that will compliment periodic claims data analysis.

-- CareAdvantage will assist Blue Cross in the development of innovative approaches for physician education regarding new programs and data feedback to physicians.

-- CareAdvantage will provide the necessary physician and administrative support to assist Blue Cross in contracting and medically managing cases at out of state facilities designated as Centers of Excellence.

-- CareAdvantage will provide the necessary physician and administrative support to identify and implement "infrastructure" changes at inpatient facilities.

-- CareAdvantage will develop strategies to manage care delivered in patients' homes (including home health care and infusion therapy) and skilled nursing facilities.

Case and Disease Management

-- CareAdvantage will analyze the need for Disease Management Programs for specific diseases (populations) including but not limited to cardiology, oncology, asthma, diabetes, peptic ulcer disease, gastroesophageal reflux and high risk pregnancies.

-- CareAdvantage will assist and support ongoing general and specific Blue Cross data analyses and assist in the development of new approaches to data evaluation for disease/care management.

Other Initiatives

-- CareAdvantage will choose specific inpatient and outpatient surgical procedures, based on data analysis including incidence rates, and develop appropriateness criteria for these procedures and tests based on indications and levels of care. Initial focus will be in the specialties of gynecology, general surgery, gastroenterology and orthopedic surgery.

-- CareAdvantage will assist Blue Cross in the further development of office surgery for specific specialties including cost benefit analysis, delineation of appropriate procedures, credentialing, and quality control.

-- CareAdvantage will develop and with Blue Cross support implement a utilization review/managed care initiative for observation units.

Provider Reimbursement

-- CareAdvantage will assist and support Blue Cross in the development of physician incentive and sharing programs including analysis to establish specific targets, implementation, and ongoing monitoring of outcomes.

-- CareAdvantage will assist Blue Cross in the designing and implementing of a pilot program to include community physicians in the medical cost management process.

7/23/97                                                            Attachment II

                             COMPENSATION AGREEMENT

In consideration of the services provided by CareAdvantage to Blue Cross in accordance with Attachment I, Blue Cross shall pay CareAdvantage as compensation the Monthly Service Fees and the Performance Service Fees in accordance with this Attachment II.

1.   Monthly Service Fees

     (a) Computation for 1997. Except as provided in section 1(c), for each month during 1997, Blue Cross shall pay CareAdvantage an amount ("Monthly Service Fee") equal to the difference between

          (i) the sum of:

               (A) for the group AFA business, the product of $0.48 and the number of members in such group for such month, plus

               (B) for the fully insured group business, the product of $0.156 and the number of members in such group for such month, and

          (ii) the sum of:

               (A) for the period July 1, 1997, through December 31, 1997, the product of $0.48 and the number of BlueCHIP members (not to exceed 30,000 members) for such month, plus

               (B) for the period July 1, 1997, through December 31, 1997, one thousand five hundred ($1,500) dollars for each such month.

     (b) Payment. The payments provided by subsection (a) shall be made on the tenth (10th) working day of each month based upon enrollment projections from the previous month's enrollment. At such time as actual enrollment becomes available, appropriate adjustments will be made to correct for any increase or decrease to the projections.

     (c) Certain Adjustments. In the event the State of Rhode Island ("SORI") account moves from group AFA business to fully insured group business, or in the event of the movement of any other account or accounts representing more than two and one-half (2.5%) percent of the combined members of the group AFA business and the fully insured group business, then the rates provided by section 1(a)(i)(B) shall be adjusted so that the Monthly Service Fee payable after the move of such account is the same as that which would have been payable had such account not moved.

     (d) Computation for 1998 and 1999. The parties agree to negotiate in good faith Monthly Service Fees for 1998 and 1999; provided, however, that until such time as the parties agree otherwise or the termination of this Agreement, the Monthly Service Fee for 1997 shall remain in effect throughout 1998 and 1999.

2. Performance Service Fees

     (a) Generally. For each calendar year during the term of this Agreement, in addition to the amounts provided by Section 1, Blue Cross shall pay CareAdvantage the amounts computed in accordance with this section ("Performance Service Fees").

     (b) Savings. Performance Service Fees for each calendar year will be based on CareAdvantage's share of Savings for such year. Savings shall equal the product of (i) the excess, if any, of (A) Projected PMPM over (B) Actual PMPM for claims costs for health care services managed by CareAdvantage, and (ii) the number of member months in each such calendar year for the fully insured group business.

          (i) Projected PMPM. Projected PMPM for a calendar year will be computed in accordance with this subsection (i) and subsection (iii).

               (A) For 1997, Projected PMPM will be calculated based on actual experience for the fully insured group business for calendar 1996, paid through May 1998. Blue Cross will finalize Projected PMPM for 1997 no later than June 30, 1998; Blue Cross will estimate Projected PMPM for 1997 no later than April 30, 1997.

               (B) For 1998, Projected PMPM will be calculated based on actual experience for the fully insured group business for 1997, paid through May 1999. Blue Cross will finalize Projected PMPM for 1998 no later than June 30, 1999; Blue Cross will estimate Projected PMPM for 1998 no later than April 30, 1998.

               (C) For 1999, Projected PMPM will be calculated based on actual experience for the fully insured group business for 1998, paid through May 2000. Blue Cross will finalize Projected PMPM for 1999 no later than June 30, 2000; Blue Cross will estimate Projected PMPM for 1999 no later than April 30, 1999.

          (ii) Actual PMPM. Actual PMPM for a calendar year will be calculated 180 days after the close of such year based on actual experience for the fully insured group business for such calendar year, paid through 150 days after the close of such year, in accordance with subsections 2(b)(iii) and 2(e)(ii). Projections of Actual PMPM for a calendar year shall be made in accordance with subsections 2(b)(iii) and 2(e)(i).

          (iii) Certain Adjustments. Projected PMPM and Actual PMPM will be computed in accordance with this subsection (iii) to remove, as appropriate, claims costs for health care services that CareAdvantage does not manage, the effect of unit cost increases or decreases (e.g., cost per day, admission, outpatient services), and age/gender changes in the population, and to incorporate utilization trends in premium rates.

               (A) Claims Costs. Projected PMPM and Actual PMPM shall be computed as follows:

                    (I) Hospital Inpatient. Projected PMPM and Actual PMPM shall include all claims costs for hospital inpatient facilities except those for mental health, substance abuse, maternity, and ITS claims, and excluding professional fees. Any other inclusions or exclusions will be prospectively agreed upon by the parties.

                    (II) Hospital Outpatient. Projected PMPM and Actual PMPM shall include claims costs for hospital outpatient facilities only for those categories of services subject to CareAdvantage review activities, i.e., ambulatory surgery, home health care, home infusion, and observation room. Hospital outpatient claims costs shall exclude claims costs incurred for mental health, substance abuse and ancillary services not provided in conjunction with those categories of services subject to CareAdvantage review activities, maternity-related services and ITS claims, as well as professional fees. Any other inclusions or exclusions will be prospectively agreed upon by the parties.

                    (III) Classification. Classification of claims costs for hospital inpatient, hospital outpatient, and professional fees will be consistent with Blue Cross provider contracts and administrative policies.

                    (IV) Future Agreements. Based on managed care initiatives designated by Blue Cross to be performed by CareAdvantage, the parties will agree on claims costs to be included or excluded from PMPM calculations.

               (B) Adjustment for Cost and Utilization Factors. On a quarterly basis, the projected cost PMPMs are adjusted up or down in concert with the updating of the hospital differential for base period claims and specific cost factors. The utilization factor is adjusted quarterly as trends included in rating are updated. Performance is then measured by comparing Blue Cross's latest actual PMPM cost estimate to the updated projected PMPM value. (See Exhibit II.B. for an illustration of this process.)

                    (I) Hospital Price Factors. Estimates of hospital price increases or decreases are calculated quarterly on a liability per unit basis. For DRG hospitals, the inpatient measure is liability per case and for others it is liability per day. For outpatient services, liability per visit is used for all hospitals. The time frame for measuring increases are hospital fiscal years (ending September 30).

                    For the current fiscal year, liability for year-to-date claims data is annualized/completed and then modified to reflect any applicable year-end adjustments as provided for in the hospital contracts. For DRG hospitals, a projection of case mix change is provided separately and incorporated into the calculations. Prior year liabilities are then updated for all hospitals before calculating the price increases.

                    For subsequent fiscal years, the factors reflect best estimates available for inflationary increases or decreases, as well as projected changes in case mix based on historical trends. In addition, other types of influences--either known or anticipated--are incorporated into the calculations whenever possible, provided that some basis exists for estimating the impact.

                    (II) Hospital Utilization Trend Factors. On a quarterly basis, updated utilization trend factors are incorporated into premium rates. The trend factor to project the base period forward is based on a matrix that calculates the overall utilization trend factor for the period being used. This overall factor is also based on estimated enrollment for that period, and the distribution of the quarterly utilization trend factors weighted by the enrollment. Quarterly, at the request of CareAdvantage, Blue Cross will review with CareAdvantage (or its representative) the utilization trend factors.

               (C) Age/Gender Adjustment. At the time of final settlement for each payment period, the Actual PMPM used to measure the incremental change from the Projected PMPM will be age/gender adjusted to account for any shifts in enrollment demographics.

               (D) SORI Adjustment. SORI claims experience will be included in the calendar year 1996 base period experience used to calculate the 1997 Projected PMPM. The SORI claims experience used in the 1996 base period will coincide with the timing of the shift of the SORI account to fully insured status in 1997. For example, if the entire SORI account shifts on July 1,1997, then the SORI claims experience will be included in the calendar year 1996 base period from July 1, 1996 to December 31, 1996. In the event that different groups of the SORI account shift to fully insured status at different times, the inclusion of these groups into the calendar year 1996 base period experience will match the timing of the shift of each group in 1997.

     (c) Allocation of Savings for 1997. For calendar year 1997 of this Agreement, Savings shall be allocated between Blue Cross and CareAdvantage as provided herein. (See Exhibit II.A. for an illustration of this process.)

          (i) Blue Cross Recoupment of Monthly Service Fee for Fully Insured Business. Blue Cross shall be allocated 100% of Savings for such year up to an amount equal to the amount paid to CareAdvantage for the fully insured group business for such year pursuant to Section 1(a)(i)(B).

          (ii) CareAdvantage Recoupment of Certain Expenses. CareAdvantage shall be allocated 100% of Savings for such year in excess of that allocated to Blue Cross pursuant to Section 2(c)(i) up to an amount equal to (A) $1,400,000, less (B) the amount paid to CareAdvantage for the group AFA business and the fully insured group business for such year pursuant to Section 1(a)(i). For interim payment periods, CareAdvantage shall be allocated 100% of Savings in excess of that allocated to Blue Cross pursuant to Section 2(c)(i) up to an amount equal to (A) the appropriate pro rata share of $1,400,000, less (B) the amount paid to CareAdvantage for the group AFA business and the fully insured group business for that interim period.

          (iii) Sharing of Remaining Savings. Savings in excess of that allocated in (i) and (ii) of this subsection shall be allocated 65% to Blue Cross and 35% to CareAdvantage.

          (iv) Allocation of Savings for 1998 and 1999. The parties agree to negotiate in good faith the allocation of Savings for 1998 and 1999; provided, however, that until such time as the parties agree otherwise or the termination of this Agreement, the allocation of Savings for 1997 shall remain in effect throughout 1998 and 1999.

     (d) Reports and Interim Payment Schedule. Blue Cross will provide CareAdvantage with monitoring reports showing projected Savings (including Projected PMPM and projected Actual PMPM computed in accordance with subsection 2(e)(i) in conjunction with the following interim payment schedule:

          (i) 1997. Interim payment periods for 1997:

               (A) January 1, 1997, through March 31, 1997, with claims payments through March 31, 1997;

               (B) January 1, 1997, through June 30, 1997, with claims payments through June 30, 1997;

               (C) January 1, 1997, through September 30, 1997, with claims payments through September 30, 1997;

               (D) January 1, 1997, through December 31, 1997, with claims payments through

               December 31, 1997;

               (E) January 1, 1997, through December 31, 1997, with claims payments through March 31, 1998.

          (ii) 1998. Interim payment periods for 1998:

               (A) January 1, 1998, through March 31, 1998 with claims payments through March 31, 1998;

               (B) January 1, 1998, through June 30, 1998, with claims payments through June 30, 1998;

               (C) January 1, 1998, through September 30, 1998, with claims payments through September 30, 1997;

               (D) January 1, 1998, through December 31, 1998, with claims payments through December 31, 1998;

               (E) January 1, 1998, through December 31, 1998, with claims payments through March 31, 1999.

          (iii) 1999. Interim payment periods for 1999:

               (A) January 1, 1999, through March 31, 1999, with claims payments through March 31, 1999;

               (B) January 1, 1999, through June 30, 1999, with claims payments through June 30, 1999;

               (C) January 1, 1999, through September 30, 1999, with claims payments through September 30, 1999;

               (D) January 1, 1999, through December 31, 1999, with claims payments through December 31, 1999;

               (E) January 1, 1999, through December 31, 1999, with claims payments through March 31, 2000.

     (e) Payments.

          (i) Interim Payments. Blue Cross will for each calendar year make interim settlements with CareAdvantage in accordance with this subsection (i). Interim settlements will be based on CareAdvantage's share of projected Savings as calculated 45 days following the close of each of the five interim payment periods for each year. In calculating projected Savings, the Actual PMPMs used for the first three interim settlements in a calendar year will be seasonally adjusted and projected to reflect the fact that the experience available will not be from a complete calendar year; in calculating CareAdvantage's share of projected Savings for the first three interim settlements, the amounts paid pursuant to this section shall be based on the member months for the interim payment period. Any amounts owing CareAdvantage shall be paid by Blue Cross within 90 days of the close of each interim payment period; for each calendar year beginning with the third interim payment for such year, any amounts owing Blue Cross (after adjusting for previous interim payments) may be offset by Blue Cross against amounts otherwise payable by Blue Cross for such year pursuant to Section 1(a).

               Interim Payment 1: 20% of CareAdvantage's projected allocation of
                                  Savings

               Interim Payment 2: 40% of CareAdvantage's projected allocation of
                                  Savings (adjusted for any previous interim payments)

               Interim Payment 3: 60% of CareAdvantage's projected allocation of
                                  Savings (adjusted for any previous interim payments)

               Interim Payment 4: 80% of CareAdvantage's projected allocation of
                                  Savings (adjusted for any previous interim payments)

               Interim Payment 5: 100% of CareAdvantage's projected allocation of Savings (adjusted for any previous interim payments)

     (ii) Final Settlement. Final settlement for each calendar year will based on claims paid through 150 days after the close of each such calendar year. Final settlement will be adjusted to reflect prior interim payments for such year, as well as the items set forth in subsection 2(b)(iii). Any amounts owing CareAdvantage for a calendar year shall be paid by Blue Cross within 270 days of the close of such calendar year; any amounts owing Blue Cross shall be paid by CareAdvantage within 45 days after a receipt of an invoice from Blue Cross.

3. Applicable Products and Members. The computations required by this Schedule II shall include the followings populations:

     (a) HealthMate 2000 (including HealthMate 2000 MHCF)

     (b) Other Plans:

             (i)     HealthMate
             (ii)    Classic Managed
             (iii)   Classic Non-Managed
             (iv)    Value Care 200
             (v)     Point of Service
             (vi)    Direct Pay--Age Rated
             (vii)   Direct Pay--Regular

             (viii)  Direct Pay--Students

                                                                  Attachment III

                            NONDISCLOSURE AGREEMENT

     This NONDISCLOSURE AGREEMENT (the "Agreement") is made and entered into this 14th of February, 1995, by and between Blue Cross & Blue Shield of Rhode Island, a Rhode Island nonprofit hospital and medical service corporation with an address at 444 Westminster Street, Providence, Rhode Island 02903 ("Blue Cross") and CareAdvantage, Inc., a Delaware corporation with an address at Two Penn Plaza East, Newark, New Jersey 07105 ("CareAdvantage").

                              W I T N E S S E T H:

     WHEREAS, the parties to this Agreement are presently engaged in business discussions regarding the provision of administrative and managed care services to health benefit plans; and

     WHEREAS, in connection with such discussions each of the parties hereto desires to evaluate and examine certain books, records, financial information and other confidential and/or proprietary information relating to the business of the other party hereto; and

     WHEREAS, the information which may be disclosed and/or revealed in connection with such examination is confidential, proprietary and/or otherwise of such a nature as to render public disclosure of the same potentially harmful to the interests of the parties hereto.

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Proprietary Information.

     1.1 (a) As used in this Agreement, the term "Proprietary Information" shall mean with regard to each of the parties hereto all trade secrets and confidential, proprietary and other information disclosed by such party in accordance with the terms hereof from the inception of the business discussions as aforesaid (which discussions may have commenced prior to the date of this Agreement), including without limitation, any and all reimbursement policies, any and all financial, operational, policy, marketing, underwriting and customer information, any and all other business information manuals, know-how, uses, capabilities, operating codes, methods of access, access codes, instructions, materials, studies, analyses, communications, data, methods, processes, procedures, patents, ideas, modifications, inventions, discoveries, developments or improvements relating to any existing or future developments or improvements relating to any existing or future product, product design, or packaging, production, marketing or distribution process, method or facility, research project or result, and the like regarding such party or its products, business, technology, employees, customers, systems, computer programs or software, or prospects, whether disclosed directly by such party or one of its Representatives to the other party hereto or obtained by the other party hereto indirectly in whole or in part from such sources, and whether transmitted orally or in written documents, memoranda, reports, correspondence, drawings or other man or machine readable media, and all other documentation and information with respect to such party. As used herein, the term "Representatives" shall mean such party's directors, officers, employees, advisors, agents, contractors and/or controlling persons.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the term "Proprietary Information" shall not be deemed to include the following:
(i) information which is or becomes generally available to the public, other than as a result of the disclosure thereof by a party hereto which has received Proprietary Information in accordance with the terms hereof; or (ii) information which is made available to a party hereto on a non-confidential basis by a third party not bound by a confidentiality agreement with or under an obligation of confidentiality to the other party hereto, as evidenced by written records of said receiving party.

     1.2 The parties hereto agree and acknowledge that all Proprietary Information shall be used solely for the purpose of evaluating a possible transaction between Blue Cross and CareAdvantage and in no event shall any Proprietary Information be utilized in any manner which is or may be detrimental to either of the parties hereto. Blue Cross and CareAdvantage shall keep all Proprietary Information that they receive in accordance with the terms hereof confidential and neither Blue Cross nor CareAdvantage shall, without the prior written consent of the party which has disclosed any Proprietary Information, disclose, or permit any of its Representatives to disclose, such Proprietary Information to any other person or entity, other than in connection with the transaction described above. Each of the parties hereto further agrees and acknowledges that it shall transmit and/or disclose the Proprietary Information such party receives in accordance with the terms hereof to only those of its Representatives who: (i) have been informed of the confidential and proprietary nature of such Proprietary Information; (ii) have previously agreed, in writing, to be bound by the terms and conditions set forth in this Agreement; and (iii) need to review such Proprietary Information in order to permit said party to properly evaluate the above-described potential transaction.

     Notwithstanding anything to the contrary contained in the immediately preceding paragraph or elsewhere in this Agreement, CareAdvantage shall not disclose any of the Proprietary Information to anyone other than Paul Shoffeitt, John Lincoln, and Vincent Achilarre, and without limiting the foregoing restriction, CareAdvantage shall not disclose the Proprietary Information to any individual who is an officer, director, shareholder, or employee of Primedex Health Systems, Inc. or Primedex Corporation. If CareAdvantage shall at any time wish to disclose any of the Proprietary Information to anyone other than Messrs. Shoffeitt, Lincoln, and Achilarre, CareAdvantage shall so notify Blue Cross in writing, designating the individual(s) to whom such Proprietary Information is requested to be conveyed, stating the reasons for such disclosure to such individual(s), and warranting and representing that no such individual(s) to whom such disclosure is sought are an officer, director, shareholder, or employee of Primedex Health Systems, Inc. or Primedex Corporation. Such information shall not be disclosed to any such individuals unless Blue Cross shall consent to such disclosure in writing following receipt of the aforesaid notice, and Blue Cross may without such consent in its sole and absolute discretion.

     1.3 In the event that Blue Cross, CareAdvantage, or any of their respective Representatives who have received any Proprietary Information in accordance with the terms of this Agreement becomes legally compelled to disclose any Proprietary Information, the party so compelled will provide prompt notice thereof to the party hereto which has disclosed such Proprietary Information in accordance with the terms hereof so that said disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. Any person or party which is legally compelled to disclose any Proprietary Information shall furnish only the portion of the Proprietary Information which it is legally required to disclose and shall use his, hers or its best efforts to obtain a protective order or other reliable assurances that confidential treatment will be accorded to such Proprietary Information.

     SECTION 2. Ownership of confidential Information. The parties hereto agree and acknowledge that each of the parties hereto which discloses any Proprietary Information in accordance with the terms hereof is and shall remain the exclusive owner of such Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the party receiving said Proprietary Information is granted or implied under the terms of this Agreement.

     SECTION 3. Nonduplication. Neither of the parties hereto shall copy or duplicate, in any manner whatsoever, any paper, material, item, man or machine readable media regarding or otherwise relating to or other tangible manifestations of any Proprietary Information, unless expressly authorized to do so, in writing, by the party hereto which has disclosed such Proprietary
Information, and then only for the purpose expressly authorized by said disclosing party.

     SECTION 4. Return of Proprietary Information. Each of the parties hereto shall return all Proprietary Information to the party hereto which has disclosed the same, and shall return to such disclosing party any and all papers, materials, items, man or machine readable media regarding or otherwise relating to or other tangible manifestations of such Proprietary Information, and all copies or duplications thereof, within two (2) days after: (i) said disclosing party's request therefor; or (ii) the termination of business discussions between the parties hereto (the"Return Date"). In addition, each of the parties hereto shall, within five (5) days after the Return Date, destroy all copies of any analyses, compilations, studies or other documents prepared by such party for its internal use which reflect or otherwise relate in any manner whatsoever to any Proprietary Information such party has received in accordance with the terms hereof and shall certify, in writing, its compliance with the terms of this
Section 4. Neither of the parties hereto shall disclose any such papers, materials, items, man or machine readable media regarding or otherwise relating to the Proprietary Information or other tangible manifestations of any Proprietary Information such party has received in accordance with the terms hereof or the contents thereof to any third party without the prior written consent of the party hereto which has disclosed such Proprietary Information in accordance with the terms hereof.

     SECTION 5. Applicability. The obligations of Blue Cross and CareAdvantage set forth in this Agreement shall be binding upon, and Blue Cross and CareAdvantage shall be responsible for all actions of, their respective Representatives.

     SECTION 6. Enforcement. The parties hereto expressly agree and acknowledge that: (i) the restrictions on disclosure, reproduction and misappropriation set forth in this Agreement represent a reasonable and necessary protection of the legitimate interests of the parties and that each party's failure to observe and comply with the covenants and agreements herein contained shall constitute a breach of this Agreement; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the damage caused by such breach; and
(iii) a remedy at law with regard to a breach hereunder will be inadequate. Accordingly, it is the intention of the parties hereto that, in addition to any other rights and remedies which any party may have in the event of any breach of this Agreement, such party shall be entitled, and is expressly and irrevocably authorized by the other party hereto, to demand and obtain specific performance and/or temporary and permanent injunctive relief with regard to said breach, without the necessity of posting a bond or other security, and all other appropriate equitable relief, against the other party hereto in order to prevent any breach or threatened breach of this Agreement by such other party. The parties hereby irrevocably consent to the jurisdiction of the state and federal courts of the State of Rhode Island.

     SECTION 7. Representations and Warranties of Blue Cross and CareAdvantage.

     7.1 Blue Cross, and the individual executing this Agreement on behalf of Blue Cross, represents and warrants to CareAdvantage that Blue Cross' execution, delivery and performance of this Agreement has been duly authorized by the appropriate corporate action, the person executing this Agreement on behalf of Blue Cross is thereunto duly authorized, and this Agreement constitutes the legal, valid and binding obligation of Blue Cross and is enforceable in accordance with its terms.

     7.2 CareAdvantage, and the individual executing this Agreement on behalf of CareAdvantage, represents and warrants to Blue Cross that CareAdvantage's execution, delivery and performance of this Agreement has been duly authorized by the Agreement on behalf of CareAdvantage is thereunto duly authorized, and this Agreement constitutes the legal, valid and binding obligation of CareAdvantage and is enforceable in accordance with its terms.

     SECTION 8. Miscellaneous.

     8.1 Severability. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail, provided, however, that the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remainder of this Agreement shall not be affected thereby.

     8.2 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional agreements, documents and other assurances, and shall do any and all acts reasonably necessary in connection with the performance of their obligations hereunder, to effectuate the intent of the Agreement.

     8.3 Survival. The rights and obligations of the parties set forth herein shall survive the execution and delivery of this Agreement and the termination of business discussions between the parties hereto and shall continue in full force and effect.

     8.4 Waiver. Failure or delay to insist upon compliance with any provision hereof shall not operate as, and shall not be construed as, a waiver or amendment of such provision or a waiver of the right to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for noncompliance. Any express waiver of any provision of this Agreement shall not operate and shall not be construed as a waiver of any subsequent breach, regardless of whether such breach occurs under similar or dissimilar circumstances. No term or provision of this Agreement shall be deemed to be waived unless such waiver is set forth in a written instrument signed by all of the parties hereto.

     8.5 Assignment. This Agreement shall be binding on, and shall inure to the benefit of, Blue Cross and CareAdvantage and their respective successors and assigns; provided, however, that neither Blue Cross nor CareAdvantage may assign any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party to this Agreement.

     8.6 Notice. All notices, authorizations or other communications required to be delivered in writing under the terms of this Agreement shall be deemed to have been duly delivered on the date of service, if served personally on the receiving party, or on the third business day after mailing, if mailed to the receiving party by registered or certified mail, and properly addressed as follows:

     If to Blue Cross:          Blue Cross & Blue Shield of Rhode Island
                                444 Westminster Street
                                Providence, Rhode Island 02903
                                Attn:  John H. Grant

     With a copy to:            Blue Cross & Blue Shield of Rhode Island
                                444 Westminster Street
                                Providence, Rhode Island 02903
                                Attn:  Elia Germani, Esq.

     If to CareAdvantage:       CareAdvantage, Inc.
                                Two Penn Plaza East
                                Newark, New Jersey 07105
                                Attn:  Vincent M. Achilarre

     CareAdvantage or Blue Cross may change their respective addresses for purposes of this Section 8.6 by providing the other parties with notice of the new address in the manner set forth above.

     8.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     8.8 Integration. This Agreement embodies and constitutes the entire agreement and understanding between the parties with respect to the transactions contemplated hereunder, and all prior or contemporaneous agreements, understandings, representations and statements, whether oral or written, are hereby merged into this agreement.

     8.9 Amendment. Neither this Agreement, nor any provisions hereof, may be modified, amended, supplemented or altered except by written agreement executed and delivered by all of the parties hereto.

     8.10 Governing Law. The parties hereby agree and acknowledge that this Agreement, and the rights, remedies and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Rhode Island.

     8.11 Additional Rights and Remedies. The rights and remedies contained herein shall not be in lieu of, but shall be in addition to, the rights and remedies of any party with regard to a breach by the other party hereto of the Rhode Island Uniform Trade Secrets Act (R.I. Gen. Laws ss.ss. 6-41-1 et seq.), or any similar act which may apply (in accordance with the terms hereof) to the conduct governed and/or the information protected hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witness:                             BLUE CROSS & BLUE SHIELD OF RHODE ISLAND



/s/Donnamarie Cahill                 By:    /s/John H. Grant
-------------------------                   -------------------------
                                     Name:  John H. Grant
                                            -------------------------
                                     Title: Vice President
                                            -------------------------

                                     CAREADVANTAGE, INC.


/s/Donnamarie Cahill                 By:    /s/Vincent M. Achilarre
-------------------------                   -------------------------
                                     Name:  Vincent M. Achilarre
                                            -------------------------
                                     Title: Chief Financial Officer
                                            -------------------------